UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	December 9, 2020 (October 1, 2020)

LINCOLNWAY ENERGY, LLC
(Exact Name of Registrant as Specified in Its Charter)

IOWA	000-51764	20-1118105
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

59511 W. Lincoln Highway, Nevada, Iowa	50201
(Address of Principal Executive Offices)	(Zip Code)

(515) 232-1010
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01.	Entry into Material Definitive Agreements

Effective October 1, 2020, Lincolnway Energy, LLC (“Lincolnway”) and Gavilon Ingredients, LLC  (“Gavilon”) entered into a new Distiller’s Grain Off-Take Agreement (the “Off-Take Agreement”).  The Off-Take Agreement replaces the previous Amended and Restated Distiller’s Grain Off-Take Agreement between Lincolnway and Gavilon dated September 22, 2017.  Under the Off-Take Agreement, Gavilon will purchase all dried distillers grains and all modified distillers grains produced at the Lincolnway facility.  Gavilon will market the products on a global basis and will receive a marketing fee less certain logistics costs. The Off-Take Agreement has an initial term which expires September 30, 2021, then continues indefinitely until either Lincolnway or Gavilon give the other 90 days prior written notice of intent to terminate the Off-Take Agreement.

The foregoing description of the Off-Take Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Off-Take Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

*10.1	Distiller’s Grain Off-Take Agreement between Lincolnway Energy, LLC and Gavilon Ingredients, LLC

*
Material has been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K (17 CFR § 229.601(b)(10)(iv)) because it is both not material and would likely cause competitive harm to the company if publicly disclosed

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLNWAY ENERGY, LLC

Date: December 8, 2020	By:	/s/ Jeff Kistner
Jeff Kistner
Interim Chief Financial Officer